Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
FOURTH QUARTER AND YEAR END 2025 FINANCIAL RESULTS

Atlanta, Georgia, February 25, 2026 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported results for its fourth quarter and year end 2025 results.

Highlights include:

●	Total revenue grew to $732 million in 2025, up 11% from the prior year.
o	Baseball revenue increased 7% from the prior year to $635 million.
o	Mixed-Use Development revenue grew 45% from the prior year to $97 million.
●	Total Adjusted OIBDA(1) grew to $108 million in 2025, up 172% from the prior year.
o	Baseball Adjusted OIBDA grew to $51 million in 2025, an increase of over $44 million from the prior year.
o	Mixed-Use Development Adjusted OIBDA grew 51% from the prior year to $69 million.
●	Operating income (loss) improved by $26 million to $(14) million, down from $(40) million in the prior year.

Discussion of Results

	Three months ended			Twelve months ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change

	amounts in thousands			amounts in thousands

Baseball revenue	$34,758	$34,197	2%	$635,060	$595,430	7%
Mixed-Use Development revenue	26,545	17,921	48%	97,432	67,318	45%
Total revenue	61,303	52,118	18%	732,492	662,748	11%
Operating costs and expenses:
Baseball operating costs	(26,972)	(27,896)	(3)%	(496,987)	(504,146)	(1)%
Mixed-Use Development costs	(4,378)	(2,600)	68%	(14,363)	(9,762)	47%
Selling, general and administrative, excluding stock-based compensation	(26,450)	(25,380)	4%	(113,329)	(109,157)	4%
Adjusted OIBDA(1)	$3,503	$(3,758)	NM	$107,813	$39,683	172%

Operating income (loss)	$(49,792)	$(18,648)	(167)%	$(13,527)	$(39,665)	66%

Regular season home games in period	—	—		81	81

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-Use Development revenue is derived primarily from a real estate portfolio including the mixed-use facility The Battery Atlanta and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Twelve months ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$282	$2,607	(89)%	$357,849	$347,925	3%
Broadcasting	24,000	22,051	9%	188,586	166,094	14%
Retail and licensing	6,263	5,965	5%	46,489	47,754	(3)%
Other	4,213	3,574	18%	42,136	33,657	25%
Baseball revenue	34,758	34,197	2%	635,060	595,430	7%
Mixed-Use Development	26,545	17,921	48%	97,432	67,318	45%
Total revenue	$61,303	$52,118	18%	$732,492	$662,748	11%

There were 81 and zero home games played in the full year and fourth quarter, respectively, for both 2025 and the comparable prior year period.

Baseball revenue increased 7% for the full year compared to the prior year primarily driven by growth in broadcasting revenue due to additional streaming rights granted to our regional broadcast partner, as well as contractual rate increases. Baseball event revenue increased primarily due to contractual rate increases on season tickets and existing sponsorship contracts, as well as new premium seating and sponsorship agreements, partially offset by reduced attendance at regular season home games. Other revenue increased primarily due to an increase in events held at Truist Park, including concerts and other special events such as hosting two games for the Savannah Bananas. Baseball revenue increased 2% in the fourth quarter primarily driven by contractual rate increases within broadcasting revenue.

Mixed-Use Development revenue increased 45% for the full year and 48% for the fourth quarter primarily due to increases in rental income from various lease commencements and the in-place leases associated with an April 2025 acquisition of certain real estate assets adjacent to The Battery Atlanta (the “Acquisition”) as well as higher sponsorship revenue, partially offset by various lease terminations.

Operating loss and Adjusted OIBDA(1) improved for the full year compared to the prior year, as revenue growth and a reduction in Baseball operating costs more than offset increases in Mixed-Use Development costs and selling, general and administrative expenses. Baseball operating costs decreased primarily due to decreases in major league player salaries and variable concession and retail expenses. This decrease was partially offset by increases in MLB’s revenue sharing plan, expenses for events held at Truist Park, minor league related expenses, and broadcasting related expenses. Mixed-Use Development costs increased primarily due to operating costs associated with the assets within the Acquisition. Selling, general and administrative expenses increased due to increased property taxes, insurance and other professional fees.

Operating loss increased in the fourth quarter compared to the prior year due to the contract asset impairment associated with the termination of a long-term local broadcasting agreement. Adjusted OIBDA increased in the fourth quarter compared to the prior year as revenue growth and a reduction in Baseball operating costs more than offset increases in Mixed-Use Development costs and selling, general, and administrative expenses.

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation to the most comparable Generally accepted accounting principles (“GAAP”) measure, see “Non-GAAP Financial Measures and Supplemental Disclosures,” below.

Conference Call Information: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will discuss ABH’s financial results on a conference call which will begin at 10:00 a.m. (E.T.) on February 25, 2026. The call can be accessed by dialing (800) 715-9871 or +1 (646) 307-1963, passcode 7251864 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast, go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

About Atlanta Braves Holdings, Inc.: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) consists primarily of the Major League Baseball franchise the Atlanta Braves and a real estate portfolio including the mixed-use development The Battery Atlanta, which is located adjacent to the Braves stadium, Truist Park. For more information, please visit our website at https://www.bravesholdings.com/investors.

During the conference call, ABH may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. ABH’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the business, product and marketing strategies, new service offerings, future financial performance and prospects, trends and any other matters that are not historical facts. The words “will,” "believe," "estimate," "expect," "anticipate," "intend," "plan," "strategy," "continue," "seek," "may," "could" and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements may contain such words. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, include, without limitation: ABH’s historical financial information is not necessarily representative of its future financial position, future results of operations or future cash flows; ABH’s ability to recognize anticipated benefits from the split-off from Liberty Media Corporation (“Liberty”); the incurrence of costs as a standalone public company following the split-off from Liberty; the ability of ABH to successfully transition responsibilities for various matters from Liberty to ABH or third-party personnel; ABH’s ownership, management and board of directors structure; ABH’s ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations; ABH’s indebtedness could adversely affect operations and could limit its ability to react to changes in the economy or its industry; ABH’s ability to realize the benefits of acquisitions or other strategic investments; the impact of inflation and weak economic conditions on consumer demand for products, services and events offered by ABH; the outcome of pending or future litigation or investigations; the operational risks of ABH and its business affiliates with operations outside of the United States; ABH’s ability to use net operating loss and disallowed business interest carry forwards to reduce future tax payments; the ability of ABH and its affiliates to comply with government regulations, including, without limitation, consumer protection laws and competition laws, and adverse outcomes from regulatory proceedings; the regulatory and competitive environment of the industries in which the Company operates; changes in the nature of key strategic relationships with business partners, vendors and joint venturers; the achievement of on-field success; ABH’s ability to develop, obtain and retain talented players; the impact of organized labor on ABH; the impact of the structure or an expansion of MLB; the level of broadcasting revenue that ABH receives; the impact of data loss or breaches or disruptions of ABH’s information systems and information system security; ABH’s processing, storage, sharing, use, disclosure and protection of personal data could give rise to liabilities; ABH’s ability to attract and retain qualified key personnel; the inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; ABH’s stock price has and may continue to fluctuate; ABH’s common stock and organizational structure; and geopolitical incidents, accidents, terrorist acts, pandemics or epidemics, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to ABH and its affiliates. These forward-looking statements and such risks, uncertainties, and other factors speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in ABH’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is based except to the extent required by law. Please refer to the publicly filed documents of ABH, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as may be updated by subsequent filings under the Securities Exchange Act of 1934, as amended, including Forms 10-Q and 8-K, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus stock-based compensation, depreciation and amortization, separately reported litigation settlements, restructuring, acquisition and impairment charges. However, ABH’s definition of Adjusted OIBDA may differ from similarly titled measures disclosed by other companies.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three and twelve months ended December 31, 2025 and December 31, 2024.

	Three months ended		Twelve months ended
	December 31,		December 31,
(amounts in thousands)	2025	2024	2025	2024
Operating income (loss)	$(49,792)	$(18,648)	$(13,527)	$(39,665)
Impairment expense	30,131	—	30,131	—
Stock-based compensation	5,526	2,730	15,575	16,519
Depreciation and amortization	17,638	12,160	75,634	62,829
Adjusted OIBDA	$3,503	$(3,758)	$107,813	$39,683
Baseball	$(11,381)	$(13,447)	$51,104	$6,625
Mixed-Use Development	18,294	11,833	68,527	45,448
Corporate and Other	(3,410)	(2,144)	(11,818)	(12,390)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash increased $18 million during the fourth quarter as cash from operations increased primarily due to seasonal working capital changes and distributions from equity method affiliates, partially offset by capital expenditures and repayments on borrowings. ABH debt decreased $22 million in the fourth quarter primarily due to repayments on the TeamCo revolver partially offset by borrowings on the Mixed-Use Development’s credit facilities to support capital projects.

(amounts in thousands)	December 31, 2025	September 30, 2025
ABH Cash (GAAP)(a)	$99,884	$82,237

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	36,800	37,375
TeamCo revolver	35,000	60,000
Term debt	151,992	151,992
Mixed-Use Development	487,299	483,249
Total ABH Debt	$741,091	$762,616
Deferred financing costs	(2,460)	(2,695)
Total ABH Debt (GAAP)	$738,631	$759,921

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $12 million and $32 million as of December 31, 2025 and September 30, 2025, respectively.

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,	December 31,
	2025	2024

	amounts in thousands

Assets
Current assets:
Cash and cash equivalents	$99,884	110,144
Restricted cash	11,694	2,455
Accounts receivable and contract assets, net of allowance for credit losses of $343 and $238, respectively	33,566	49,991
Other current assets	13,563	16,556
Total current assets	158,707	179,146

Property and equipment, at cost	1,266,030	1,161,803
Accumulated depreciation	(397,142)	(354,318)
	868,888	807,485

Investments in affiliates, accounted for using the equity method	116,819	108,786
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	171,076	128,962
Total assets	$1,614,957	1,523,846

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(unaudited)

	December 31,	December 31,
	2025	2024

	amounts in thousands
	except share amounts

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$43,473	63,711
Deferred revenue and refundable tickets	109,829	111,851
Current portion of debt	215,347	104,193
Other current liabilities	8,394	6,905
Total current liabilities	377,043	286,660

Long-term debt	523,284	512,927
Finance lease liabilities	98,566	103,845
Deferred income tax liabilities	41,282	43,516
Pension liability	1,758	6,558
Other noncurrent liabilities	34,842	34,116
Total liabilities	1,076,775	987,622
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at December 31, 2025 and December 31, 2024	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,187 and 10,318,162 at December 31, 2025 and December 31, 2024, respectively	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,751 and 977,776 at December 31, 2025 and December 31, 2024, respectively	10	10
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 51,828,348 and 51,269,890 at December 31, 2025 and December 31, 2024, respectively	514	511
Additional paid-in capital	1,137,178	1,112,551
Accumulated other comprehensive earnings (loss), net of taxes	(2,743)	(3,352)
Retained earnings (deficit)	(609,012)	(585,644)
Total shareholders' equity	526,050	524,179
Noncontrolling interests in equity of subsidiaries	12,132	12,045
Total equity	538,182	536,224
Commitments and contingencies
Total liabilities and equity	$1,614,957	1,523,846

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$34,758	34,197	635,060	595,430
Mixed-Use Development revenue	26,545	17,921	97,432	67,318
Total revenue	61,303	52,118	732,492	662,748
Operating costs and expenses:
Baseball operating costs	26,972	27,896	496,987	504,146
Mixed-Use Development costs	4,378	2,600	14,363	9,762
Selling, general and administrative, including stock-based compensation	31,976	28,110	128,904	125,676
Impairment expense	30,131	—	30,131	—
Depreciation and amortization	17,638	12,160	75,634	62,829
	111,095	70,766	746,019	702,413
Operating income (loss)	(49,792)	(18,648)	(13,527)	(39,665)
Other income (expense):
Interest expense	(12,159)	(10,072)	(46,440)	(38,789)
Share of earnings (losses) of affiliates, net	5,220	3,509	29,433	30,460
Realized and unrealized gains (losses) on financial instruments, net	82	1,995	(1,001)	3,424
Other, net	2,849	2,805	7,423	8,629
Earnings (loss) before income taxes	(53,800)	(20,411)	(24,112)	(35,941)
Income tax benefit (expense)	12,314	1,286	831	4,673
Net earnings (loss)	(41,486)	(19,125)	(23,281)	(31,268)
Less net earnings (loss) attributable to noncontrolling interests	(37)	—	87	—
Net earnings (loss) attributable to Atlanta Braves Holdings' shareholders	$(41,449)	(19,125)	(23,368)	(31,268)
Basic net earnings (loss) attributable to Atlanta Braves Holdings, Inc. shareholders per common share	$(0.66)	(0.31)	(0.37)	(0.50)
Diluted net earnings (loss) attributable to Atlanta Braves Holdings, Inc. shareholders per common share	$(0.66)	(0.31)	(0.37)	(0.50)

ATLANTA BRAVES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	2025	2024

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(23,281)	(31,268)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	75,634	62,829
Stock-based compensation	15,575	16,519
Impairment expense	30,131	—
Share of (earnings) losses of affiliates, net	(29,433)	(30,460)
Realized and unrealized (gains) losses on financial instruments, net	1,001	(3,424)
Deferred income tax expense (benefit)	(2,440)	(9,288)
Cash receipts from returns on equity method investments	21,150	21,602
Net cash received (paid) for interest rate swaps	2,265	5,794
Other charges (credits), net	6,547	1,855
Net change in operating assets and liabilities:
Current and other assets	(57,040)	(15,827)
Payables and other liabilities	(14,873)	(1,701)
Net cash provided by (used in) operating activities	25,236	16,631
Cash flows from investing activities:
Capital expended for property and equipment	(51,333)	(86,013)
Acquisition of real estate assets	(93,709)	—
Investments in equity method affiliates and equity securities	—	(334)
Other investing activities, net	6	40
Net cash provided by (used in) investing activities	(145,036)	(86,307)
Cash flows from financing activities:
Borrowings of debt	158,162	144,890
Repayments of debt	(41,493)	(102,415)
Contribution from noncontrolling interest	—	—
Proceeds (disbursements) from exercise of stock options and other stock issuances	9,055	6,412
Other financing activities, net	(6,945)	(4,329)
Net cash provided by (used in) financing activities	118,779	44,558
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,021)	(25,118)
Cash, cash equivalents and restricted cash at beginning of period	112,599	137,717
Cash, cash equivalents and restricted cash at end of period	$111,578	112,599

Contact:

Cameron Rudd – Investor Relations

(404) 614-2300 or investorrelations@braves.com